EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES

                        NATIONAL COMPUTER SYSTEMS, INC.



                                STATE OR
                                 OTHER
                              JURISDICTION
                                   OF             NAME UNDER WHICH SUBSIDIARY
NAME OF SUBSIDIARY            INCORPORATION              DOES BUSINESS
- --------------------------   ---------------    -------------------------------
NCS Holdings, Inc.             Minnesota        NCS Holdings, Inc.
NCS Financial Systems, Inc.    Minnesota        NCS Financial Services
                                                Financial Systems Division of
                                                 National Computer Systems, Inc.

NCS Data Forms, Inc.           Minnesota        Data Forms Division of National
                                                 Computer Systems, Inc.


Interpretive Scoring           Minnesota        NCS Assessments
  Systems, Inc.                                 Professional Assessment Services
                                                 Division of National Computer
                                                 Systems, Inc.



     Note: All other subsidiaries of National Computer Systems, Inc. are not significant subsidiaries taken as a whole.